PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
May 1, 2013		(804) 217-5897
DYNEX CAPITAL, INC. REPORTS FIRST QUARTER 2013
DILUTED EPS OF $0.34 AND BOOK VALUE PER COMMON SHARE OF $10.50
GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported net income available to common shareholders of $18.4 million, or $0.34 per diluted common share for the first quarter of 2013 versus $18.3 million, or $0.34 per diluted common share, for the fourth quarter of 2012 and $16.5 million, or $0.33 per diluted common share, for the first quarter of 2012.
Management Remarks
Mr. Thomas Akin, Chairman and Chief Executive Officer, commented, "Our first quarter results were excellent. Our book value per common share increased by $0.20 even as interest rates increased during the quarter. Net interest income increased to $22.5 million for this quarter from $21.1 million in the prior quarter. Return on average common equity remained the same as the fourth quarter of 2012 at 13.0%. Our performance was driven significantly by our focus over the past twelve months on CMBS investments, which now represent 61% of our invested capital. The Series B preferred stock we issued in April 2013 helps to diversify our capital base while lowering our average cost of equity capital. We now have fully invested the proceeds of this issuance at accretive returns to our shareholders. We believe that our portfolio is well positioned in this low-rate and uncertain environment."
Quarterly Highlights

($ in thousands, except per share amounts)	1Q2013		4Q2012		1Q2012
Net interest income		$22,526		$21,145		$19,147
Gain on sale of investments, net		$1,391		$2,044		$351
General and administrative expenses		$(3,808)		$(3,501)		$(3,121)
Net income to common shareholders		$18,381		$18,330		$16,476
Earnings per common share		$0.34		$0.34		$0.33
Dividend per common share		$0.29		$0.29		$0.28
Return on average common equity (annualized)	13.0%		13.0%		14.7%
Interest earnings assets, end of period		$4,531,342		$4,175,662		$3,276,170
Average interest earning assets		$4,098,681		$4,117,527		$2,771,938
Average interest bearing liabilities		$(3,641,654)		$(3,655,229)		$(2,398,228)
RMBS/single-family capital allocation, end of period		$233,870		$219,766		$228,665
CMBS/commercial capital allocation, end of period		$362,693		$361,264		$239,874
Book value per common share, end of period		$10.50		$10.30		$9.62
Net interest spread	1.89%		1.93%		2.41%
Portfolio CPR (excluding CMBS IO)	19.3%		19.0%		15.4%
Debt to shareholders' equity ratio, end of period	6.3	x	5.9	x	5.4	x

Conference Call
As previously announced, the Company's quarterly conference call to discuss the first quarter results is 11:00 a.m. ET on May 2, 2013. Interested investors may access the call by dialing 1-888-317-6016 or by accessing the webcast, the link for which is provided under “Investor Relations/IR Highlights” on our website (www.dynexcapital.com). A slide presentation will accompany the webcast and will also be available one hour prior to the call at the same location on our website.
Earnings Summary
Net interest income increased to $22.5 million for the first quarter of 2013 from $21.1 million for the fourth quarter of 2012 due to lower Agency RMBS premium amortization and higher prepayment penalty income received on CMBS IO investments.
Average interest earning investments decreased slightly to $4,098.7 million for the first quarter of 2013 versus $4,117.5 million for the fourth quarter of 2012. Net interest spread for the first quarter of 2013 was 1.89% and is the difference between the yield on the Company's interest-earning investment portfolio of 3.04% and the cost of funds of 1.15%. For the fourth quarter of 2012, net interest spread of 1.93% consisted of the yield on the Company's interest-earning investments of 3.04% less the cost of funds of 1.11%. For the first quarter of 2012, the net interest spread of 2.41% consisted of the yield on the Company's interest-earning investments of 3.58% less the cost of funds of 1.17%. The net interest spread declined in the first quarter of 2013 compared to the fourth quarter of 2012 primarily due to an increase in the cost of funds during the quarter related to $250 million in forward starting interest rate swaps that were entered into during 2012 and which became effective during the first quarter of 2013. The net interest spread declined for the first quarter of 2013 versus the first quarter of 2012 due primarily to the addition of lower yielding Hybrid ARMs and CMBS IO during the last twelve months and to a lesser extent from interest rate resets on ARMs.
During the first quarter of 2013, the Company sold investments in CMBS IO with a notional balance of $377.0 million and CMBS with a par balance of $31.0 million for net gains of $0.4 million and $1.0 million, respectively. General and administrative expenses were $3.8 million in the first quarter of 2013, or 0.61% of average shareholders' equity, versus $3.5 million, or 0.56% of average shareholders' equity, in the fourth quarter of 2012. General and administrative expenses increased for the first quarter of 2013 as a percentage of average shareholders' equity primarily due to seasonal factors related to accounting and auditing fees and compensation and benefits expense.
Portfolio Summary
The Company's investment portfolio was $4,531.3 million at March 31, 2013 versus $4,175.7 million at December 31, 2012. The Company's Agency MBS investments were $3,848.4 million at March 31, 2013 versus $3,492.7 million at December 31, 2012. The Company's non-Agency MBS investments were $617.3 million at

March 31, 2013 versus $611.3 million at December 31, 2012. Agency MBS as a percentage of the Company's investment portfolio was 85% at March 31, 2013 compared to 84% at December 31, 2012. During the first quarter of 2013 the Company purchased $636.0 million in MBS investments.
Agency MBS Investments
The Company's Agency RMBS investments consist of ARMs and Hybrid ARMs and have a weighted average months to coupon reset of 54 months. The Company's Agency CMBS and CMBS IO investments consist of fixed rate securities collateralized by multifamily loans and have a weighted average maturity of 93 months. Premium amortization on Agency RMBS was $8.1 million, or 0.32% of the average amortized cost of Agency RMBS for the first quarter of 2013 versus $9.5 million, or 0.36% of the average amortized cost for Agency RMBS for the fourth quarter of 2012. The following table presents the Company's Agency MBS portfolio by category and certain other information as of and for the three months ended March 31, 2013:

	As of March 31, 2013					1Q2013
($ in thousands)	Principal Balance (notional for CMBS IO)	Net Premium (Discount)	Amortized Cost	Fair Value	WAVG Coupon	WAVG Yield (2)
RMBS	$2,732,173	$158,205	$2,890,378	$2,895,021	3.56%	2.04%
CMBS	306,677	23,108	329,785	352,024	5.18%	3.60%
CMBS IO	10,873,160	576,161	576,161	601,389	1.02%	4.59%
Total (1)	$3,038,850	$757,474	$3,796,324	$3,848,434		2.60%
(1) Total principal balance excludes notional amount of CMBS IO.
(2) Weighted average yield is based on weighted average amortized cost for the quarter.
The following table summarizes average yield and financing costs for the Company's Agency MBS investments for the periods presented:

($ in thousands)	1Q2013	4Q2012	1Q2012
Weighted average annualized yield for the period	2.60%	2.62%	2.98%
Weighted average annualized cost of funds including interest rate swaps for the period	(0.93)%	(0.92)%	(0.91)%
Net interest spread for the period	1.67%	1.70%	2.07%
Average balance of investments for the period	$3,456,841	$3,492,814	$2,179,787
Average balance of financing for the period	$(3,128,324)	$(3,167,800)	$(1,911,423)
The following table presents the weighted average of constant prepayment rates ("CPRs") for the Company's Agency MBS for the periods presented:

	1Q2013	4Q2012	3Q2012	2Q2012
RMBS	24.8%	24.3%	23.4%	20.8%
CMBS	0.0%	0.0%	0.0%	0.0%
Total weighted average (1)	22.0%	21.5%	20.9%	18.3%
(1) CPRs for CMBS IO are not calculated and reported. If CPRs for CMBS IO were included, the total weighted averages above would be lower.

The following table presents the weighted average coupon by weighted average months-to-reset ("MTR") for the variable-rate portion of our Agency RMBS based on par value as of March 31, 2013 and December 31, 2012:

	March 31, 2013		December 31, 2012
($ in thousands)	Par Value	WAVG Coupon	Par Value	WAVG Coupon
0-12 MTR	$488,356	3.53%	$523,711	3.94%
13-24 MTR	224,005	3.98%	105,372	4.41%
25-36 MTR	286,418	3.70%	194,814	3.82%
37-60 MTR	512,505	3.96%	471,159	4.02%
61-84 MTR	549,347	3.24%	620,099	3.28%
Over 84 MTR	651,893	3.36%	490,759	3.40%
	$2,712,524	3.57%	$2,405,914	3.69%
Non-Agency MBS Investments
The following table presents the Company's non-Agency MBS portfolio by category and certain other information as of and for the three months ended March 31, 2013:

	As of March 31, 2013					1Q2013
($ in thousands)	Principal Balance (notional for CMBS IO)	Net Premium (Discount)	Amortized Cost	Fair Value	WAVG Coupon	WAVG Yield (2)
RMBS	$10,053	$(758)	$9,295	$9,580	4.20%	5.61%
CMBS	472,650	(16,685)	455,965	496,275	5.40%	5.55%
CMBS IO	2,385,979	104,930	104,930	111,406	0.93%	4.68%
Total (1)	$482,703	$87,487	$570,190	$617,261		5.39%
(1) Total principal balance excludes notional amount of CMBS IO.
(2) Weighted average yield is based on weighted average amortized cost for the quarter.

The following table summarizes average yield and financing costs for the Company's non-Agency MBS investments for the periods presented:

($ in thousands)	1Q2013	4Q2012	1Q2012
Weighted average annualized yield for the period	5.39%	5.47%	6.49%
Weighted average annualized cost of funds including interest rate swaps for the period	(2.58)%	(2.52)%	(2.52)%
Net interest spread for the period	2.81%	2.95%	3.97%
Average balance of investments for the period	$572,312	$548,153	$421,981
Average balance of financing for the period	$(473,177)	$(443,288)	$(366,590)
Information related to the credit ratings for the Company's non-Agency MBS as of March 31, 2013 is as follows:

	Fair Value			Weighted average % of total
($ in thousands)	RMBS	CMBS	CMBS IO
AAA	$2,712	$153,348	$111,406	43.3%
AA	343	60,429	—	9.9%
A	167	239,413	—	38.8%
Below A or not rated	6,358	43,085	—	8.0%
	$9,580	$496,275	$111,406	100.0%

Securitized Mortgage Loans
Securitized mortgage loans had an amortized cost basis, net of reserves, of $64.8 million and a principal balance of $65.6 million with $26.9 million principal in commercial mortgage loans and $38.7 million principal in single-family mortgage loans at March 31, 2013. Seriously delinquent loans (loans 60+ days past due) totaled $4.2 million as of March 31, 2013 versus $3.4 million at December 31, 2012 and $15.2 million as of March 31, 2012. The allowance for loan losses for the Company's securitized mortgage loan portfolio has decreased to $0.3 million at March 31, 2013 from $0.4 million at December 31, 2012 due to charge-offs of $0.4 million offset by additional provisions of $0.3 million.
Hedging Activities
As of March 31, 2013, the Company had a notional total of $1.4 billion in pay-fixed interest rate swaps with a weighted average rate of 1.54% and a weighted average remaining maturity of 39 months. Of this amount, $25.0 million with a pay-fixed rate of 1.70% are forward-starting swaps. Additionally, $27.0 million of the Company's $1.4 billion of interest rate swaps are considered trading instruments and have a weighted average rate of 2.88% and weighted average remaining maturity of 47 months and are intended to offset market value changes of Agency CMBS with a par value at March 31, 2013 of $25.8 million which are also designated as trading instruments.
Equity Summary
Shareholders' equity was $633.3 million at March 31, 2013, versus $616.7 million at December 31, 2012. Book value per common share was $10.50 at March 31, 2013 compared to $10.30 at December 31, 2012. Net income of $19.6 million for the quarter ended March 31, 2013 exceeded the $17.1 million in preferred and common stock dividends declared as the Company utilized a portion of its tax net operating loss carryforwards to offset its distribution requirement.
The following table summarizes the allocation of the Company's shareholders' equity as of March 31, 2013 and the net interest income contribution for the quarters indicated to each component of the Company's balance sheet:

($ in thousands)	Asset Carrying Basis	Associated Financing(1)/Liability Carrying Basis	Allocated Shareholders' Equity	% of Shareholders' Equity	1Q2013 Net Interest Income Contribution	4Q2012 Net Interest Income Contribution
Agency MBS	$3,848,434	$3,397,273	$451,161	71.2%	$16,863	$15,570
Non-Agency MBS	617,261	499,642	117,619	18.6%	4,861	4,656
Securitized mortgage loans (2)	64,825	37,864	26,961	4.3%	522	877
Other investments (2)	822	—	822	0.1%	19	20
Derivative instruments(3)	—	37,687	(37,687)	(6.0)%	—	—
Cash and cash equivalents	44,129	—	44,129	7.0%	—	—
Other assets/other liabilities	52,642	22,349	30,293	4.8%	—	—
	$4,628,113	$3,994,815	$633,298	100.0%	$22,265	$21,123

(1)
Associated financing for investments includes repurchase agreements and securitization financing issued to third parties (which is presented on the Company's balance sheet as “non-recourse collateralized financing”). Associated financing for hedging instruments represents the fair value of the interest rate swap agreements in a liability position.

(2)	Net interest income contribution amount is after provision for loan losses.

(3)
Net interest expense from derivative instruments designated as hedges of repurchase agreement financing is included within net interest income contribution amounts for each respective investment category.

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis.  The Company is actively investing in Agency and non-Agency RMBS and CMBS.  The Company also has investments in securitized single-family residential and commercial mortgage loans originated by the Company from 1992 to 1998.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.

Note: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release include, without limitation, statements regarding future interest rates, our views on expected characteristics of future investment environments and risks posed by our investment portfolio, our future investment strategies, our future leverage levels and financing strategies, and the expected performance of our investment portfolio and certain of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government policy, the impact of regulatory changes, including the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and other reports filed with and furnished to the Securities and Exchange Commission.

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DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands except share and per share data)

	March 31, 2013	December 31, 2012
ASSETS	(unaudited)
Mortgage-backed securities, at fair value (including pledged of $4,127,459)	$4,465,695	$4,103,981
Securitized mortgage loans, net	64,825	70,823
Other investments, net	822	858
	4,531,342	4,175,662
Cash and cash equivalents	44,129	55,809
Principal receivable on investments	18,615	17,008
Accrued interest receivable	24,920	23,073
Other assets, net	9,107	8,677
Total assets	$4,628,113	$4,280,229

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$3,708,255	$3,564,128
Payable for securities pending settlement	198,051	—
Non-recourse collateralized financing	28,473	30,504
Derivative liabilities	37,687	42,537
Accrued interest payable	2,873	2,895
Accrued dividends payable	16,934	16,770
Other liabilities	2,542	6,685
Total liabilities	3,994,815	3,663,519

Shareholders’ equity:
Preferred stock, par value $.01 per share, 8.5% Series A Cumulative Redeemable; 8,000,000 shares authorized; 2,300,000 shares issued and outstanding, respectively	55,407	55,407
Common stock, par value $.01 per share, 100,000,000 shares authorized; 54,835,420 and 54,268,915 shares issued and outstanding, respectively	548	543
Additional paid-in capital	764,272	759,214
Accumulated other comprehensive income (loss)	61,557	52,511
Accumulated deficit	(248,486)	(250,965)
Total shareholders' equity	633,298	616,710
Total liabilities and shareholders’ equity	$4,628,113	$4,280,229

Book value per common share	$10.50	$10.30

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
 (amounts in thousands except per share data)

	Three Months Ended
	March 31,
	2013	2012
Interest income:	(unaudited)	(unaudited)
Mortgage-backed securities, at fair value	$32,039	$24,463
Securitized mortgage loans	924	1,504
Other investments	19	305
	32,982	26,272
Interest expense:
Repurchase agreements	10,218	6,644
Non-recourse collateralized financing	238	481
	10,456	7,125

Net interest income	22,526	19,147
Provision for loan losses	(261)	(60)
Net interest income after provision for loan losses	22,265	19,087

Gain on sale of investments, net	1,391	351
Fair value adjustments, net	(157)	(210)
Other income, net	(88)	369
General and administrative expenses:
Compensation and benefits	(2,358)	(1,798)
Other general and administrative	(1,450)	(1,323)
Net income	19,603	16,476
Preferred stock dividends	(1,222)	—
Net income to common shareholders	$18,381	$16,476

Weighted average common shares:
Basic	54,300	49,480
Diluted	54,301	49,481
Net income per common share:
Basic	$0.34	$0.33
Diluted	$0.34	$0.33
Dividends declared per common share	$0.29	$0.28